SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934

       Date of Report (Date of Earliest Event Reported): February 1, 1999

                              AMERICA ONLINE, INC.
               (Exact Name of Registrant as Specified in Charter)

    Delaware                             001-12143             54-1322110
(State or Other Jurisdiction      (Commission File Number)   (IRS Employer
of Incorporation)                                           Identification No.)

                     22000 AOL Way, Dulles, Virginia 20166
              (Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (703) 265-1000

Item 5.     Other Events.

Acquisition of MovieFone, Inc.

         On February 1, 1999, America Online, Inc. ("AOL") and MovieFone, Inc. ("MovieFone") announced that they had entered into an Agreement and Plan of Merger, dated as of February 1, 1999 ("Agreement"), which sets forth the terms and conditions of the proposed merger of a subsidiary of AOL with and into MovieFone (the "Merger") pursuant to which MovieFone will become a wholly-owned subsidiary of AOL. A copy of the Agreement is included herein as Exhibit 2.1 and a copy of the joint press release of AOL and MovieFone with respect to the Merger is included as Exhibit 99.1. Such documents are incorporated by reference into this Item 5 and the foregoing description of such documents is qualified in its entirety by reference to such Exhibits.


Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits.

          (c)  Exhibits:

          2.1 Agreement and Plan of Merger dated as of February 1, 1999 by and among America Online, Inc., MF Acquisition Corporation and MovieFone, Inc., including the Stockholders Agreement and the Stock Option Agreement (The Merger Agreement contains a list briefly identifying the contents of all schedules that have been omitted. The Company hereby agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request).

          99.1 Press Release Dated February 1, 1999 Announcing America Online, Inc. to Acquire MovieFone, Inc.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       AMERICA ONLINE, INC.



Date: February 11, 1999                By: /s/J. Michael Kelly
                                       J. Michael Kelly
                                       Senior Vice President, Chief Financial
                                       Officer and Assistant Secretary

                                  EXHIBIT INDEX

Exhibit
Number    Description

2.1 Agreement and Plan of Merger dated as of February 1, 1999 by and among America Online, Inc., MF Acquisition Corporation and MovieFone, Inc., including the Stockholders Agreement and the Stock Option Agreement (The Merger Agreement contains a list briefly identifying the contents of all schedules that have been omitted. The Company hereby agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request).

99.1 Press Release Dated February 1, 1999 Announcing America Online, Inc. to Acquire MovieFone, Inc.